MILASTAR CORPORATION

7317 WEST LAKE STREET

MINNEAPOLIS, MINNESOTA 55426

NOTICE OF ELECTION OF DIRECTORS

To the Stockholders of MILASTAR CORPORATION:

Notice is hereby given that, in lieu of an annual meeting of the stockholders of Milastar Corporation (the "Company"), J. Russell Duncan, a director of the Company, and Mimi G. Duncan, Mr. Duncan's wife, Chairperson of the Board and a director of the Company, the record owners of approximately 62.7 percent of the outstanding Class A Common Stock of the Company, have executed a written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, approving the election of J. Russell Duncan to the Board of Directors of the Company, to serve for a three year term until the annual meeting of stockholders of the Company to be held in 2007 or until his successor shall have been duly elected and qualified.

The foregoing consent was executed on July 6, 2004, but provides that it shall not become effective until the twentieth (20th) day after the date this Information Statement is first mailed by the Company to its stockholders of record on July 6, 2004, the record date fixed by the Board of Directors for the determination of stockholders entitled to receive notice of the taking of such action.

By order of the Board of Directors,

LANCE H. DUNCAN

Secretary

August 6, 2004

MILASTAR CORPORATION

7317 WEST LAKE STREET

MINNEAPOLIS, MINNESOTA 55426

INFORMATION STATEMENT

NOTIFICATION OF ACTION TAKEN BY THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY ACCOMPANIES THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement has been prepared and is being distributed to the stockholders of Milastar Corporation, a Delaware corporation (the "Company"), on or about August 6, 2004, by the management of the Company pursuant to the authority of its Board of Directors. The Board of Directors has fixed July 6, 2004 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of action taken by the written consent of J. Russell Duncan, a director of the Company, and Mimi G. Duncan, Mr. Duncan's wife, Chairperson of the Board and a director of the Company, together the record owners of 62.7 percent of the outstanding Class A Common Stock of the Company, approving the matter described in the notice accompanying this Information Statement. As of the Record Date, the Company had outstanding 2,723,264, shares of Class A Common Stock ("Class A Stock"), the holders of which are entitled to one vote per share. The Written Consent provides that it shall not become effective until the twentieth day after the date on which this Information Statement was first mailed to stockholders of the Company. The Class A Stock is the only class of the Company's authorized securities. There is no right of cumulative voting.

Copies of the Company's Annual Report for the fiscal year ended April 30, 2004 are enclosed herewith but are not considered part of the Information Statement material. The Annual Report describes the financial condition of the Company as of April 30, 2004.

All costs incurred in connection with the preparation and mailing of this Information Statement and the accompanying notice to stockholders will be borne by the Company.

PRINCIPAL STOCKHOLDERS

The table below sets forth the shares beneficially owned by the officers and directors of the Company and the persons who, to the knowledge of the Company, owned beneficially 5% or more of the outstanding shares of Common Stock as of July 31, 2004:
				Percentage
		Shares Acquirable		Beneficially
Name and Address of Beneficial Owner	Shares	within 60 Days (1)	Total Shares	Owned
J. Russell Duncan (2)(3)	1,285,981	198,333	1,484,314	50.8%
No. 9 Via Parigi, Palm Beach, Florida 33480
Mimi G. Duncan (2)(4)	420,366	166,666	587,032	20.3%
No. 9 Via Parigi, Palm Beach, Florida 33480
L. Michael McGurk (2)	46	163,333	163,379	5.7%
6646 Harbor Drive N.W., Canton, Ohio 44718
Dennis J. Stevermer	7,000	100,000	107,000	3.8%
7317 W. Lake Street, Minneapolis, Minnesota 55426
Lance H. Duncan (2)(5)	6,666	107,500	114,166	4.0%
No. 9 Via Parigi, Palm Beach, Florida 33480
Robert G. Duncan (2)(5)	0	25,000	25,000	0.9%
78 Wreden Avenue, Fairfax, California 94930
All executive officers and directors as a	1,720,059	760,832	2,480,891	71.2%
group (6 persons)

(1) Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options and warrants for computing such person's percentage, but are not treated as outstanding for computing the percentage of any other person.

(2) Director.

(3) The amounts shown in the foregoing table do not include 587,032 shares of Class A Stock, including 166,666 shares of Class A Stock issuable upon the exercise of outstanding options, owned beneficially and of record by Mimi G. Duncan, Mr. Duncan's wife, or shares of Class A Stock owned by other members of his immediate family, as to all of which he disclaims beneficial ownership.

(4) The amounts shown in the foregoing table do not include 1,484,314 shares of Class A Stock including 198,333 shares of Class A Stock issuable upon exercise of outstanding options, owned beneficially and of record by J. Russell Duncan, Mrs. Duncan's husband, or shares of Class A Stock owned by other members of her immediate family, as to all of which she disclaims beneficial ownership.

(5) The amounts shown in the foregoing table do not include 1,484,314 and 587,032 shares (including 198,333 and 166,666 shares of Class A Stock issuable upon exercise of outstanding options) of Class A Stock owned beneficially and of record by their parents, J. Russell and Mimi G. Duncan, respectively, or shares of Class A Stock owned by other members of their immediate family, as to all of which they disclaim any beneficial interest.

ELECTION OF DIRECTORS

The number of directors of the Company is currently fixed at five, each of whom serves a term of three years as a member of one of the Company's three classes of directors. By virtue of action taken by written consent executed pursuant to Section 228 of the Delaware General Corporation Law on July 6, 2004 (the "Written Consent"), J. Russell Duncan, a director of the Company, and Mr. Duncan's wife, Mimi G. Duncan, Chairperson of the Board and a director, together the record owners of 1,706,347 shares of Class A Stock, which represents approximately 62.7% of the Company's issued and outstanding Class A Stock as of the Record Date, have elected J. Russell Duncan to the Board of Directors of the Company, to serve for a three year term until the annual meeting of stockholders of the Company to be held in 2007 or until his successor shall have been duly elected and qualified. The Written Consent provides that it shall not become effective, and the term of office of the directors elected thereby shall not commence, until the twentieth day after the date on which this Information Statement was first mailed to stockholders of the Company.

The terms of office of the remaining directors expire as indicated in the following table, and such directors or their successors will be elected either by written consent or at the annual meetings of stockholders of the Company to be held in 2004. J. Russell Duncan, a director of the Company, is the husband of Mimi G. Duncan, Chairperson of the Board and a director of the Company. J. Russell Duncan and Mimi G. Duncan are the parents of Lance H. Duncan, Secretary and a director of the Company and Robert G. Duncan a director of the Company. With the foregoing exceptions, no family relationship exists among the directors and the executive officers of the Company.
Name, Position with the Company and Principal Occupation during Last Five Years (1)	Age	Term to Expire at Annual Meeting In	Year Which Service as a Director Began
NOMINEES:
J. Russell Duncan, Chairman of the Board until November 2003; Chairman of the Board of Sound Techniques, Inc. until December 2001.	87	2007	1969
PRESENT DIRECTORS:
L. Michael McGurk, President and Chief Operating Officer.	53	2005	1988
Robert G. Duncan, President of Duncan-Channon Advertising	51	2005	2000
Mimi G. Duncan, Chairperson of the Board beginning November 2003; Private Investor	82	2006	2000
Lance H. Duncan, Secretary; President and Chief Operating Officer of Sound Techniques, Inc. until December 2001.	48	2006	1983

(1) None of the Company's directors are directors of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act, nor are they directors of issuers registered as investment companies under the Investment Company Act of 1940.

EXECUTIVE COMPENSATION

Options

In accordance with the terms of an Executive Employment Agreement dated as of April 12, 1989, between the Company and L. Michael McGurk, the then Vice President and Secretary of the Company, and a Stock Option Agreement dated as of April 12, 1989, between the Company and Lance H. Duncan, the then President of the Company, the Company granted each of Messrs. McGurk and Duncan options to purchase 100,000 shares of the Company's Class A Stock at $1.125 per share, the average of the closing "bid" and "ask" quotations for a share of the Company's Class A Stock on the date of grant. The unexercised options granted to Messrs. McGurk and Duncan expired on April 12, 2000. On April 26, 2000 the board of directors elected to extend Messrs. McGurk's and Duncan's options to April 12, 2010 at a price of $0.4375 per share.

In accordance with the Milastar Corporation Stock Option Plan (the "Option Plan") options to purchase 800,000 shares of Class A Stock may be granted to directors, key employees and key consultants. The options granted under the Option Plan may be incentive or nonstatutory stock options and are subject to approval by a stock option committee (the "Committee") comprised of one or more disinterested persons and appointed by the Board of Directors. Nonstatutory options have a per share exercise price of not less than 85% of the fair market value of a share of Class A Stock on the effective date of the grant of the stock option while incentive options have a per share exercise price of not less than 100% of the fair market value of a share of Class A Stock on the effective date of the grant. Options are exercisable in such installments and during such period as may be fixed by the Committee at the time of grant, but no option is exercisable after the expiration of ten years from the date of grant of such option. Options granted pursuant to the Option Plan may not be sold, pledged, assigned, hypothecated or transferred, except by will, then applicable laws of descent or distribution, or pursuant to a qualified domestic relations order.

The table set forth below shows, as of July 31, 2004, the number of options granted, the number of options granted to all executive officers as a group and the number of options granted to all employees as a group. As of such date, none of such options have been exercised nor were there any options exercised in the current fiscal year.

	Options	Date	Exercise Price
Name	Granted	Granted	Per Share
J. Russell Duncan	198,333	7/1/02	$ 1.11	(1)
Mimi G. Duncan	166,666	7/1/02	1.11	(1)
L. Michael McGurk	48,333	7/1/02	0.68	(2)
	15,000	3/1/01	0.56	(2)
	100,000	4/12/00	0.44	(2)
Dennis J. Stevermer	100,000	4/28/00	0.44	(2)
	30,000	7/1/97	0.56	(2)
Robert G. Duncan	25,000	4/28/00	0.44	(2)
Lance H. Duncan	7,500	7/1/02	0.68	(2)
	100,000	4/12/00	0.44	(2)
All Others	165,000
Total Options Granted	955,832
All executive officers and directors as a group (6 persons)	790,832
All employees as a group	624,999

(1) Exercise price per share of each Incentive Option is 110% of the "fair market value" per share on grant date.

(2) Exercise price per share of each Incentive Option is 100% of the "fair market value" per share on grant date.

Compensation Tables

Summary Compensation Table

The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer of the Company and other executive officers with compensation in excess of $100,000 in each of the last three fiscal years: Summary Compensation Table
		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year Ended	Salary	Bonus (1)	All Other Compensation (2)	Securities Underlying Options (#)
Mimi G. Duncan	2004	$60,000	--	$4,000	--
Chairperson of the Board	2003	--	--	$3,000	166,666
and CEO beginning 2004	2002	--	--	$2,000	--

J. Russell Duncan	2004	$60,000	--	--	--
Chairman of the Board	2003	$120,000	--	--	198,333
and CEO until 2004	2002	$120,000	--	--	--

L. Michael McGurk	2004	$108,000	$40,000	--	--
President and Chief	2003	$99,000	$15,000	--	48,333
Operating Officer	2002	$95,000	$40,000	--	--

(1) Reflects bonuses earned during the fiscal year.

(2) Director fees.

The compensation of non-employee directors consists of a fee of $2,000 for each board meeting attended and $2,000 for each audit committee meeting attended. The aggregate fees paid to these non-employee directors for services rendered for the year ended April 30, 2004 were approximately $24,000.

Aggregate Option Exercises and Fiscal Year-End Option Value Table

The following table sets forth the information concerning each exercise of stock options during the fiscal year ended April 30, 2004, by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of April 30, 2004.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired on	Value	Options at FY-End (#)	Options at FY-End ($)
Name	Exercise (#	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Mimi G. Duncan	--	--	166,666/--	--/--
J. Russell Duncan	--	--	198,333/--	--/--
L. Michael McGurk	--	--	163,333/--	--/--

Employment Contracts

Mr. L. Michael McGurk, President and Chief Operating Officer of the Company, has an employment agreement with the Company, dated April 30, 1997, providing for a minimum annual base salary of $95,000. The agreement was verbally extended to April 30, 2007 by the then Chairman, J. Russell Duncan.

Mr. Dennis J. Stevermer, CFO of the Company and James D. Caton, General Manager of the wholly owned subsidiary, Flame Metals Processing Corporation, have employment agreements with the Company which provide for a minimum base salary and provide 24 months severance should the Company terminate the agreements without cause or upon a change in control.

INFORMATION CONCERNING THE BOARD

OF DIRECTORS AND THE AUDIT COMMITTEE

Board of Directors

During the fiscal year ended April 30, 2004, the Company's Board of Directors held three meetings. In addition, the Company's directors took a number of different actions by written action during the fiscal year. The Board of Directors has established two committees, an Audit Committee and a Compensation Committee. Each incumbent director attended at least 75% of the aggregate total number of Board meetings and the total number of meetings of all committees on which he or she served during fiscal year ending April 30, 2004.

Audit Committee

The Audit Committee is one of the committees created by the Board of Directors. The charter of the Audit Committee includes reviewing the independence of the independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of audit engagements, approving or ratifying each professional service provided by independent auditors, considering the range of audit and non-audit fees, and reviewing the scope and result of the Company's procedures for internal auditing and the adequacy of internal controls (see "Auditors").

Lance H. Duncan and Robert G. Duncan are members of the Audit Committee. Messrs. Duncan and Duncan are each "independent directors" as defined by The Nasdaq SmallCap listing standards.

The Audit Committee held one meeting relating to fiscal year ending April 30, 2004. The meeting was designed to facilitate and encourage private communication between the Audit Committee and the Company's independent accountants, Virchow, Krause & Company, LLP.

During the meeting, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and Virchow, Krause & Company, LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Virchow, Krause & Company, LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Virchow, Krause & Company, LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Virchow, Krause & Company, LLP

Based on the discussions with management and Virchow, Krause & Company, LLP, the Audit Committee's review of the representations of management and the report of Virchow, Krause & Company, LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2004 filed with the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee reviews and makes recommendations to the Board concerning salaries, bonus awards and benefits for officers and key employees. Members of the Compensation Committee are L. Michael McGurk and J. Russell Duncan. During fiscal year ended April 30, 2004, the Compensation Committee did not meet.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the total cumulative total return on the Standards & Poors (S & P) Manufacturing (Diversified) Index and the NASDAQ U.S. Composite Index. The comparison assumes that $100 was invested in the Company's Class A Stock and each of the two indices on April 30, 1999 and that all dividends were reinvested.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Virchow, Krause & Company, LLP, independent certified public accountants, served as the Company's independent auditors for the fiscal year ended April 30, 2004. The Company has selected Virchow, Krause & Company, LLP to serve as auditors for the fiscal year ending April 30, 2005.

The aggregate fees billed to us by Virchow, Krause & Company, LLP for professional services rendered for the audit of our consolidated annual financial statements and the reviews of the financial statements included in our Forms 10-QSB for the years ended April 30, 2004 and 2003 were $34,500 and $31,300, respectively.

The aggregate fees billed to us by Virchow, Krause & Company, LLP for tax-related services for the years ended April 30, 2004 and 2003 were $8,000 and $12,700, respectively. Our Audit Committee has determined that the non-audit services performed by Virchow, Krause & Company LLP are not incompatible with Virchow, Krause & Company LLP maintaining its independence with respect to us.

SHAREHOLDER PROPOSALS

Under the rules promulgated by the Securities and Exchange Commission, holders of Common Stock who desire to submit proposals for inclusion in the Proxy Statement of the Board of Directors to be utilized in connection with the 2004 Annual Meeting of Stockholders, or any Information Statement submitted in lieu thereof, as the case may be, must submit such proposals to the Secretary of the Company no later than June 1, 2005.

By Order of the Board of Directors,

LANCE H. DUNCAN

Secretary

August 6, 2004